Exhibit 10.7
MEMBERSHIP INTEREST PURCHASE AGREEMENT BETWEEN
LEAF FINANCIAL CORPORATION
AND
LEAF FUNDS JOINT VENTURE 2, LLC

Exhibit 10.7
MEMBERSHIP INTEREST PURCHASE AGREEMENT
     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made as of this 1st day of March, 2009, by and between LEAF Financial Corporation, a Delaware corporation (“LFC”), and LEAF Funds Joint Venture 2, LLC, a Delaware limited liability company (“LEAF JV2”).
BACKGROUND
     A. LFC owns 100% of the membership interests in LEAF Commercial Finance Fund, LLC, a Delaware limited liability company (“LCFF”). LCFF’s membership interests have been divided into units. LFC owns 200 Class A Units of LCFF and 800 Class B Units of LCFF.
     B. LFC’s Capital Account (as defined in LCFF’s limited liability company agreement) for the 200 Class A Units is approximately $2,500,000.00.
     C. LFC desires to sell and LEAF JV2 desires to purchase the 200 Class A Units which represent 20% of the membership interests in LCFF pursuant and subject to the terms and conditions set forth herein. The foregoing units/membership interests to be transferred from LFC to LEAF JV2 are sometimes hereinafter called the “Transferred Interests.”
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, LFC and LEAF JV2, intending to be legally bound, hereby agree as follows:
     1. Sale and Purchase of Transferred Interests. Upon the terms and subject to the conditions set forth in this Agreement, LFC hereby irrevocably sells, assigns, transfers and delivers to LEAF JV2, and LEAF JV2 hereby purchases, all of LFC’s right, title and interest in and to the Transferred Interests, free and clear of all liens, encumbrances, security interests, pledges, options, claims and rights of others of any nature whatsoever.
     2. Consideration.
          (a) The purchase price of the Transferred Interests shall be an amount equal to the fair market value of the Transferred Interests as of the date hereof (the “Purchase Price”). The parties believe that the fair market value of the Transferred Interests as of the date hereof is equal to the Capital Account of the Transferred Interests. On the date hereof, LEAF JV2 shall pay LFC TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) (the “Closing Date Payment”), which is the amount LEAF JV2 and LFC estimate to be the Purchase Price.
          (b) As promptly as practicable, LFC shall deliver to LEAF JV2 sufficient financial information to determine the Purchase Price. If the Closing Date Payment is less than the Purchase Price, LEAF JV2 shall pay to LFC the amount of such shortfall and, if the Closing Date Payment exceeded the Purchase Price, LFC shall pay to LEAF JV2 the amount of such excess.

     3. Costs. LFC and LEAF JV2 shall be solely responsible for their own respective costs and expenses (including without limitation legal and accounting fees) incurred in connection with the transactions contemplated by this Agreement. It is acknowledged that there will be no broker’s commission, finder fee or similar fee payable in connection with this transaction.
     4. Further Assurance. At any time and from time to time after the date hereof, LFC or LEAF JV2 shall promptly execute and deliver all such further agreements, certificates, instruments and documents, or perform such further actions, as may be requested, in order to fully consummate the transactions contemplated hereby regarding the sale of the Transferred Interests and carry out the purposes and intent of this Agreement.
     5. Entire Agreement. This Agreement and the other documents referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and undertakings among the parties (whether oral or written) with respect to its subject matter.
     6. Parties in Interest. This Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto, and their respective heirs, executors, personal representatives, successors and assigns. No party hereto may assign its or his rights or delegate its or his obligations hereunder without the written consent of the other party hereto.
     7. Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     8. Severability. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without in any way affecting the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
     9. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
     10. Waiver. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
     11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LEAF FINANCIAL CORPORATION

By:	/s/ Robert K. Moskovitz

Name:	Robert K. Moskovitz
Title:	CFO

LEAF FUNDS JOINT VENTURE 2, LLC

By: LEAF Equipment Finance Fund 4, L.P., its managing member

By: LEAF Asset Management, LLC, its general partner

By:	/s/ Miles Herman

Name:	Miles Herman
Title:	President/COO

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